                                                                     EXHIBIT 3.7

[STAMP]

                          CERTIFICATE OF INCORPORATION

                                       OF

                            MDI ACQUISITION COMPANY

1. The name of the corporation is MDI Acquisition Company.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall have the par value of $.001 per share.

5. The name and mailing address of the sole incorporator is:

                         M.A. Spencer
                         Corporation Trust Center
                         1209 Orange Street
                         Wilmington, Delaware 19801

6. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of March, 1998.



                                                       /s/ M.A. SPENCER
                                                       -------------------------
                                                       Sole Incorporator

                                                       M.A. Spencer

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT

                                       OF
                          CERTIFICATE OF INCORPORATION

                           BEFORE PAYMENT OF CAPITAL

                                       OF
                            MDI ACQUISITION COMPANY

     I the undersigned, being the sole director of MDI Acquisition Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

     FIRST: That Article One of the Certificate of Incorporation of the Corporation be and it hereby is amended to read as follows:

          "SMSI Acquisition Company is the name of the Corporation."

     SECOND: That the Corporation has not received any payment for any of its stock.

     THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, MDI Acquisition Company has caused this Certificate to be signed by E. Larry Atkins, its sole director, on March 31, 1998.



                                               /s/ E. LARRY ATKINS
                                               ---------------------------------
                                               E. Larry Atkins

                             CERTIFICATE OF MERGER

                                    MERGING

                         SIGNAL MEDICAL SERVICES, INC.

                                      INTO

                            SMSI ACQUISITION COMPANY

                         PURSUANT TO SECTION 251 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


     SMSI ACQUISITION COMPANY, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                                                      State of
                 Name                               Incorporation
                 ----                               -------------

                 Signal Medical Services, Inc.      Delaware

                 SMSI Acquisition Company           Delaware

SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
          Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is SMSI Acquisition Company, a Delaware corporation.

FOURTH: That the Certificate of Incorporation of SMSI Acquisition Company, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation, and shall remain the same in all respects, except that ARTICLE FIRST of the Certificate of Incorporation of SMSI Acquisition Company is hereby amended and restated in its entirety to read as follows:

          The name of the corporation is Signal Medical Services, Inc.

                                                                         [STAMP]

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 4400 MacArthur Blvd., Suite 800, Newport Beach, California 92660.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That the effective time of the merger is 11:59 p.m., Eastern Standard Time, on the date this Certificate of Merger is filed.


     IN WITNESS WHEREOF, SMSI Acquisition Company has caused this Certificate to be signed by its President and CEO this 18th day of May, 1998.



                                             SMSI ACQUISITION COMPANY


                                             By: /s/ E. LARRY ATKINS
                                                 -------------------------------
                                                 Name:   E. Larry Atkins
                                                 Title:  President and CEO